GSV, INC.
                                  191 Post Road
                           Westport, Connecticut 06880


                                                              September 20, 2006

Brooks Station Holdings, Inc.
c/o Cavallo Capital Corp.
660 Madison Avenue
New York, New York 10021

         Re:    Waiver of Default and Amendment of Promissory Note
                --------------------------------------------------

Dear Sirs:

               Brooks Station Holdings, Inc. ("Brooks Station") holds a promissory note issued by GSV, Inc. (the "Company") dated July 21, 2003, in the principal amount of $200,000 (the "Note"). The Note bears interest at the rate of 8% per annum and is secured by a first priority security interest in all assets of the Company pursuant to a Security Agreement between the Company and Brooks Station dated as of July 21, 2003. By agreement dated March 20, 2006, the Note was amended to extend its maturity date to September 1, 2006 (the "Old Maturity Date").

               Brooks Station and the Company now wish to extend the maturity of the Note to March 1, 2007, in accordance with the terms set forth below:

               1. Waiver of Default. Brooks Station hereby waives any claim against the Company or its assets arising from the Company's failure to pay the principal and accrued interest on the Note on the Old Maturity Date or thereafter through the date of this letter agreement.

               2. Extension of Maturity Date. Brooks Station and the Company agree that Section 1 of the Note is hereby amended to read as follows:

                    "1. The  principal  amount of this Note,  together  with any unpaid accrued interest thereon (except to the extent previously paid), shall be due and payable on March 1, 2007."

                    3. Miscellaneous.

                    (i) Except as herein amended, the Note shall remain in full force and effect. This letter agreement may not be amended, revised, terminated or waived


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                         except by an instrument in writing signed and delivered
                         by the party to be charged therewith.

                    (ii) This letter  agreement  shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

                    (iii) This letter  agreement shall be construed and governed by the laws of the State of New York, applicable to agreements made and to be performed entirely therein.

               If you are in agreement with the foregoing, please sign below and return the original to the Company, keeping a copy for your files.

                                        Sincerely,


                                        GSV, INC.


                                        By: /s/ Gilad Gat
                                            -------------
                                            Name:    Gilad Gat
                                            Title:   Chief Executive Officer and
                                                     President

Acknowledged and agreed:

BROOKS STATION HOLDINGS, INC.


By:      /s/ Idan Moskovich
         ------------------
         Name:    Idan Moskovich
         Title:   President


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